Exhibit 10.1

SUBCONTRACT AGREEMENT PENDING NOVATION

This SUBCONTRACT AGREEMENT PENDING NOVATION (“Agreement”) is entered into effective as of November 21, 2016, by and among Integrio Technologies, LLC, a Delaware limited liability company (“Seller”); Emtec Federal, LLC, a Delaware limited liability company and wholly-owned subsidiary of Seller (“Seller Sub” and together with Seller, “Seller Parties”); Sysorex Global, a Nevada corporation (“Parent”); and Sysorex Government Services, Inc., a Virginia corporation and wholly-owned subsidiary of Parent (“Buyer”). Each of Seller, Seller Sub, Parent, and Buyer is also referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined immediately below).

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of November 14, 2016 providing for the purchase by Buyer from Seller Parties of the Assets, and the transfer of the Assumed Seller Contracts and the Assumed Liabilities to Buyer on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Parties desire that Buyer begin performing and fulfilling the prime contracts and task orders set forth on Schedule A to this Agreement (the “Government Prime Contracts”) immediately upon Closing, prior to approval by the applicable Governmental Bodies of the assignment, novation or transfer of the scope of work of the Government Prime Contracts to Buyer;

WHEREAS, prior to the assignment, novation or transfer of the scope of work of the Government Prime Contracts to Buyer, the Parties desire to enter into an understanding whereby (i) Buyer will assume responsibility for the obligations under the Government Prime Contracts after the Closing, and (ii) to the extent that Seller Parties receive any payments under the Government Prime Contracts after the Closing, Seller Parties will promptly remit such payments in full to Buyer;

WHEREAS, the Parties acknowledge this Agreement neither alters Seller Parties’ status as the contracting party under the Government Prime Contracts nor releases Seller Parties from their obligations thereunder;

WHEREAS, the Parties desire that Buyer also begin performing the other Seller Assumed Contracts (governmental and non-governmental) set forth on Schedule B to this Agreement (the “Other Contracts”) immediately upon Closing, prior to the notice of, consent to, or approval by the applicable counter-parties of, the assignment of the Other Contracts to Buyer (“3P Approval”); and

WHEREAS, prior to assignment of the Other Contracts to Buyer, the Parties desire to enter into an understanding whereby (i) Buyer will assume responsibility for the performance of all obligations under the Other Contracts and (ii) to the extent that Seller Parties receive any payments under the Other Contracts after the Closing, Seller Parties will promptly remit such payments in full to Buyer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.            Buyer’s Responsibilities and Authority.

(a)         Assumption of Responsibility. Although Seller Parties shall retain ultimate responsibility for performance of all Government Prime Contracts until a Novation Agreement is entered into with respect thereto, and performance of all Other Contracts until the 3P Approval is obtained with respect thereto (the “Pre-Novation Period”), on and after the Closing Date, Buyer, at its cost and expense, will act as a subcontractor to Seller Parties and shall assume all responsibility of Seller Parties relating to, and all responsibility for administering and performing, such Government Prime Contracts and all Other Contracts (such Prime Government Contracts and such Other Contracts are referred to herein, collectively, as “Covered Contracts”). In addition, Buyer is authorized to and will take on behalf of Seller Parties, subject to the their supervision and control as set forth in Section 2, all such reasonable actions as are necessary to ensure that each of the Covered Contracts is administered and performed on and after the date hereof in accordance with all of the requirements of such Covered Contracts and applicable laws related thereto. During the Pre-Novation Period, Buyer will diligently and timely perform all requirements and furnish all services and materials necessary to complete performance of the obligations of the Covered Contracts, in accordance with the terms and conditions set forth in such Covered Contracts. Without intending to limit the authority granted to Buyer in this Section 1, Seller Parties specifically authorize Buyer to perform the following actions with respect to the administration and performance of the Covered Contracts on and after the date hereof, when necessary, on the Seller Parties’ behalf:

(i)	prepare, submit, negotiate, enter into and agree on any revisions, modifications, changes, or amendments to the Covered Contracts;

(ii)	prepare and submit formal correspondence, reports, certifications, contract data requirements list documents, progress payment requests, invoices, vouchers, and any other document required to be submitted under the Covered Contracts;

(iii)	prepare, submit, negotiate and agree on any claims, requests for equitable adjustments or other pricing adjustment proposals under any of the Covered Contracts;

(iv)	bring a lawsuit, seek arbitration or file an appeal or complaint from a government contracting officer’s final decision to a Board of Contract Appeals or the U.S. Court of Federal Claims in accordance with the Contracts Disputes Act of 1978 (the “CDA”) or under the related procedures and regulations of any state for any of the Covered Contracts; and

(v)	perform any other action necessary to ensure that each of the Covered Contracts is administered and performed in accordance with all contract requirements and applicable laws related thereto.

(b)          Execution of Documents. Subject to the Seller Parties’ supervision and control as set forth in Section 2, with respect to the execution of contract revisions, modifications, changes, amendments, progress payment requests, invoices, vouchers and any other contractual documents authorized in Section 1(a) related to the administration and performance of the Covered Contracts, Seller Parties hereby authorize Buyer to execute those documents on the Seller Parties’ behalf.

2.           Control and Supervision. Buyer will obtain the Seller Parties’ prior written approval, which will not be unreasonably withheld or delayed, before (a) executing an agreement with any federal Governmental Body or other counter-party that has a binding effect on the Seller Parties, (b) bringing a lawsuit, (c) rendering any certification the scope of which encompasses more than the Assets, or (d) seeking arbitration or filing an appeal or complaint in accordance with the CDA in the Seller Parties’ name or any similar state Governmental Body’s procedure related to the Covered Contracts.

3.           Right to Payment; Payment Terms. Seller Parties will promptly pay or cause to be paid to Buyer, all funds received by Seller Parties on or after the Closing, but in no event more than five (5) business days following receipt of such funds by Seller Parties, as payments pursuant to any invoice, voucher or request for progress payments issued by Buyer or Seller Parties for products sold or services rendered by Buyer or Seller Parties before or after the Closing or otherwise received in respect of Buyer’s performance of or under the Covered Contracts before or after the Closing.

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4.           Seller Parties’ Action. Unless Buyer fails to perform its duties or responsibilities under this Agreement, Seller Parties will refrain from undertaking any actions which Buyer is authorized to undertake by this Agreement unless requested to do so, in writing, by Buyer. Seller Parties also will refrain from appointing any other individual or entity to perform any of the actions covered in this Agreement. Seller Parties will promptly forward to Buyer all notices and correspondence they receive from any Governmental Body, or any other customer or contractor with respect to the Covered Contracts.

5.           Duty to Cooperate. The Buyer and Seller Parties will use commercially reasonable efforts to cooperate with and assist each other as may be reasonably necessary or desirable from time to time to implement the terms of this Agreement and to enable Buyer to administer and perform the Covered Contracts.

6.           Term and Termination. Subject to Section 7, (a) this Agreement shall terminate in its entirety upon mutual agreement of the Parties hereto and (b) Buyer’s authority hereunder shall terminate in part with respect to (x) each Government Prime Contract when the Novation Agreement applicable to such Government Prime Contract has been executed and delivered to Buyer by the appropriate Governmental Body or upon the expiration or termination of the Government Prime Contract ; and (y) each Other Contract when the 3P Approval has been executed and delivered to Buyer by the appropriate counter-party or upon the expiration or termination of such Other Contract.

This Agreement’s termination will not relieve the Parties of their obligations pursuant to the Purchase Agreement.

7.           Representation. Each party to this Agreement represents and warrants to the other party that (a) this Agreement constitutes a valid and binding obligation of such party, enforceable against it in accordance with its terms, and (b) the execution, delivery and performance of this Agreement by such party will not violate any of its organizational documents or any agreement, judgment, order, decree, or other obligation or legal requirement to which such party is subject or by which it is bound.

8.            Conflicts with the Purchase Agreement. Nothing in this Agreement in any way supersedes, modifies, replaces, amends, changes, rescinds, waives, expands, exceeds, enlarges or affects the provisions set forth in, or any person’s rights, remedies or obligations under, the Purchase Agreement. Notwithstanding anything to the contrary contained herein, to the extent that any provision of this Agreement is inconsistent or conflicts with the Purchase Agreement, the Purchase Agreement controls.

9.            Miscellaneous.

(a)         Commercial Agreement. This Agreement is intended to be a commercial agreement between the Parties as private parties. It is not intended to, nor does it, bind the United States Government, any other Governmental Body or any other person.

(b)         Compliance with Laws. Each Party will comply with all laws, rules and regulations applicable to the performance of its obligations under this Agreement, and will procure and maintain all licenses. permits and other listing or certifications necessary for the performance of its obligations under this Agreement.

(c)         Further Assurances. Each Party will, at its own expense, execute all further instruments and documents and take all additional actions as the other Party may reasonably require in order to effectuate this Agreement’s terms and purposes.

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(d)         Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address or facsimile number or person as a Party may designate by notice to the other Parties):

Seller and Seller Sub:

Integrio Technologies, LLC
2355 Dulles Corner Boulevard
Suite 600
Phone: 703.961.1125
Fax: 703.961.1127
Email: Barry.Culman@integrio.com
Attn: Barry Culman, CEO

With a copy to:

Blackstone Counsel
1934 Old Gallows Road
Suite 350
Vienna, VA 22182
Phone: 703.226.8023
Fax: 703.991.6460
Email: frank@blackstonecounsel.com
Attn: Frank Blackstone

Buyer and Parent:

Sysorex Global
2479 E. Bayshore Road
Suite 195
Palo Alto, CA 94303
Phone: 408.702.2167
Fax: 408.824.1543
Email: nadir.ali@sysorex.com
Attn: Nadir Ali, CEO

With a copy to:

Mitchell Silberberg & Knupp LLP
12 E. 49th St., 30th Floor
New York, NY 10017
Phone: 917.546.7707
Fax: 212.509.7239
Email: mxf@msk.com
Attn: Melanie Figueroa, Esq.

(e)         Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder operates as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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(f)         Successors and Assigns. This Agreement’s provisions are binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (other than to an Affiliate) without the prior written consent of the other Parties hereto.

(g)         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of laws principles thereof, which would result in the applicability of the laws of another jurisdiction.

(h)         Expenses. Each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

(i)         Jurisdiction; Venue. Any Proceeding arising out of or relating to this Agreement or any transactions contemplated hereby may be brought in the state or federal courts located in Fairfax County, Virginia and each of the parties irrevocably submits to the exclusive jurisdiction of such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such courts and agrees not to bring any Proceeding arising out of or relating to this Agreement or any transactions contemplated hereby in any other court. The prevailing party in any such Proceeding shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in or related to such Proceeding.

(j)         Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which is an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement becomes effective when each Party hereto receives a counterpart hereof signed by the other Party hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement has no effect and no Party has any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The Parties intend to sign and deliver this Agreement by facsimile or other electronic transmission. The delivery of this Agreement by facsimile or other electronic transmission has the same force and effect as delivery of original signatures and each Party may use such signatures delivered by facsimile or electronic transmission as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used.

(k)         No Third-Party Beneficiaries. This Agreement does not create, and will not be construed as creating, any rights or interests enforceable by any person not a Party to this Agreement.

(l)          Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect thereto.

(m)        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(n)         The Parties hereto agree that a breach of any of the terms, conditions, or other obligations under this Agreement may result in irreparable harm to the non-breaching Party. Therefore, the failure on the part of any Party hereto to perform all of the terms, conditions, and obligations established by this Agreement shall give rise to a right in the non-breaching Party to seek enforcement of this Agreement in a court of equity by a decree of specific performance or injunction. Except as otherwise provided herein, this remedy shall be cumulative and in addition to any other remedy the parties may have.

(o)         Each of Buyer Parties and Seller Parties agrees to indemnify and hold harmless the other from any and all Damages incurred by the other that arises out of any claim (a) based upon such party’s breach of any representation or warranty, covenant or agreement under this Agreement, willful misconduct or gross negligence and (b) brought or asserted by any person against the other party relating to any alleged or actual action or omission to act by the indemnifying party in connection with the performance of the obligations arising under this Agreement. Such indemnification obligations shall be conditioned upon the indemnitee giving prompt notice to the indemnitor of any such claim. Such indemnification shall include reasonable attorneys’ fees and other costs incurred by the indemnitee in the defense of any claim. Indemnitor shall not enter into any settlement that affects indemnitee’s rights or interests without indemnitee’s prior written approval.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

BUYER:		SELLER:

Sysorex Government Services, Inc.		Integrio Technologies, LLC

By:	/s/ Nadir Ali	By:	/s/ Barry Culman
	Nadir Ali		Barry Culman
	Director		Chief Executive Officer

PARENT:		SELLER SUB:

Sysorex Global		Emtec Federal, LLC

By:	/s/ Nadir Ali	By:	/s/ Barry Culman
	Nadir Ali		Barry Culman
	Chief Executive Officer		President

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SCHEDULE A

GOVERNMENT PRIME CONTRACTS

[Provided under Separate Cover]

SCHEDULE B

OTHER CONTRACTS

[Provided under Separate Cover]